UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2014

Federal Home Loan Bank of Dallas
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51405	71-6013989
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8500 Freeport Parkway South, Suite 600, Irving, Texas		75063-2547
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-441-8500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2014, the Federal Home Loan Bank of Dallas (the "Bank") completed its director election process for both member and independent directorships with four-year terms beginning on January 1, 2015. Two member directors and two independent directors were elected to serve on the Bank's Board of Directors. This process took place in accordance with the rules governing the election of Federal Home Loan Bank directors as specified in the Federal Home Loan Bank Act of 1932, as amended, and the related regulations of the Federal Housing Finance Agency. A description of the Bank's director election process is contained in the Bank's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2014 (the "2013 10-K").

One new member director, A. Fred Miller, Jr., was elected to represent the state of Mississippi. Mr. Miller serves as a director, President and Chief Executive Officer of Bank of Anguilla in Anguilla, Mississippi. He previously served as a director of the Bank from 1997 to 2004. In 2002 and 2003, Mr. Miller served as Vice Chairman of the Bank's Board of Directors and in 2004 he served as Chairman of the Bank's Board of Directors.

Ron G. Wiser was re-elected as a member director representing the state of New Mexico. Mr. Wiser serves as a director, President and Chief Executive Officer of Bank of the Southwest in Roswell, New Mexico. Mr. Wiser has served as a director of the Bank since 2010. Currently, Mr. Wiser serves on the Board of Directors' Executive Committee, Audit Committee (for which he serves as Chairman), and Risk Management Committee.

Dianne W. Bolen was elected as a public interest independent director. Ms. Bolen serves as Executive Director of the Mississippi Home Corporation in Jackson, Mississippi. Ms. Bolen has served as an independent director of the Bank since November 2012, when she was appointed by the Board of Directors of the Bank to fulfill the unexpired term of a public interest independent director. She currently serves on the Board of Directors' Affordable Housing and Economic Development Committee (for which she serves as Vice Chairman) and Government and External Affairs Committee.

Finally, Mary E. Ceverha was re-elected as an independent director. Ms. Ceverha, a civic volunteer who resides in Dallas, Texas, has served as an independent (formerly appointive) director of the Bank since 2004. Since December 2005, she has served as Vice Chairman of the Bank's Board of Directors. Ms. Ceverha currently serves on the Board of Directors' Executive Committee (for which she serves as Vice Chairman); Audit Committee; Risk Management Committee; Compensation and Human Resources Committee; Strategic Planning, Operations, and Technology Committee; Government and External Affairs Committee; and Affordable Housing and Economic Development Committee.

At the time of filing this report, the committees of the Bank's Board of Directors to which Mr. Miller will be named have not been determined, nor has it been determined whether Mr. Wiser, Ms. Bolen and Ms. Ceverha will continue to serve on the same committees in 2015.

For a description of the Bank's director compensation, please refer to Item 11 of the Bank's 2013 10-K.

Since January 1, 2013, the Bank has not engaged in any transactions with any of the above-named persons or any members of their immediate families that require disclosure under applicable rules and regulations. There are no arrangements or understandings between any of the elected directors named above and any other persons pursuant to which that director was selected.

As a cooperative, the Bank's products and services are provided almost exclusively to its members. In the ordinary course of business, transactions between the Bank and its members are carried out on terms which either are determined by competitive bidding in the case of auctions for Bank advances and deposits or are established by the Bank, including pricing and collateralization terms, under its Member Products and Credit Policy, which treats all similarly situated members on a non-discriminatory basis. The Bank provides, in the ordinary course of its business, products and services to members whose officers or directors serve (or have been elected to serve) as member directors of the Bank. The Bank's products and services are provided to such members on terms that are no more favorable to them than comparable transactions with other similarly situated members of the Bank whose officers or directors do not serve as member directors of the Bank.

James H. Clayton’s term as a director will expire on December 31, 2014. Mr. Clayton has served as a member director representing the state of Mississippi since 2005. He has served as Chairman of the Board of Directors of the Bank since January 2013.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As described in Item 5.02, on November 17, 2014, the Bank completed its director election process for both member and independent directorships that will commence on January 1, 2015.

Member institutions may only cast votes for a nominee or abstain from voting and may not cast votes against a nominee or indicate that they are withholding votes from a nominee.

For the member directorships commencing on January 1, 2015, there was one nominee for one member directorship representing the state of Mississippi and one nominee for one member directorship representing the state of New Mexico. There were no open member directorships for the states of Arkansas, Louisiana or Texas. For the one public interest independent directorship commencing on January 1, 2015, there was one nominee. For the other independent directorship commencing on that same date, there was also one nominee. To be elected as a sole nominee for an independent directorship, a candidate must receive at least 20 percent of the number of votes eligible to be cast in the election.

Because A. Fred Miller, Jr. and Ron G. Wiser were the sole nominees for the member directorships representing the states of Mississippi and New Mexico, respectively, members were not requested to cast votes for those positions.

There were 875 member institutions in the Bank's five-state district that were eligible to cast a total of 3,222,990 votes for each of the two independent directorships, of which 252 institutions cast a total of 1,264,723 votes for Dianne W. Bolen and 253 institutions cast a total of 1,263,974 votes for Mary E. Ceverha. Each nominee received more than 20 percent of the number of votes eligible to be cast in the election to fill the directorship for which they were nominated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas

November 21, 2014	By:	/s/ Tom Lewis

Name: Tom Lewis
Title: Senior Vice President and Chief Financial Officer